Exhibit 99.1
United States Heating Oil Fund, LP
Monthly Account Statement
For the Month Ended October 31, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(7,938)
Unrealized Gain (Loss) on Market Value of Futures	648,421
Dividend Income	17
Interest Income	88
Total Income (Loss)	$640,588

Expenses
Investment Advisory Fee	$3,406
SEC & FINRA Registration Expense	620
Brokerage Commissions	348
NYMEX License Fee	130
Non-interested Directors' Fees and Expenses	62
Prepaid Insurance Expense	39
Total Expenses	$4,605
Net Income (Loss)	$635,983

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 10/1/11	$6,297,353
Net Income (Loss)	635,983

Net Asset Value End of Period	$6,933,336
Net Asset Value Per Unit (200,000 Units)	$34.67

To the Limited Partners of United States Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Heating Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502